Exhibit 99.1

EXANTAS CAPITAL CORP.

REPORTS RESULTS FOR

THREE AND SIX MONTHS ENDED JUNE 30, 2020

Westbury, NY, August 5, 2020 - Exantas Capital Corp. (NYSE: XAN) (“Exantas” or the “Company”), a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments, today reported results for the three and six months ended June 30, 2020.

Recent Acquisition and Financings

On August 3, 2020, as previously reported, Exantas’s management agreement was acquired by a subsidiary of ACRES Capital Corp. (the “ACRES acquisition”) from an affiliate of C-III Capital Partners LLC. In conjunction with the acquisition, new capital commitments were secured by the Company for up to $375.0 million. The capital agreements are with Oaktree Capital Management, L.P. (“Oaktree”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) to provide a commitment of up to $125.0 million in the form of seven-year unsecured notes. The Company issued $50.0 million of unsecured notes to Oaktree and MassMutual under this commitment, leaving a balance of $75.0 million available over the next 18 months at Exantas’s option. The new capital commitments include a $250.0 million seven-year senior secured financing facility with MassMutual that can be utilized to fully repay Exantas’s warehouse and repurchase facilities, thereby reducing the potential for any margin calls under such facilities.

“Given the many financial challenges Exantas has faced during the year, we believe, we are at an exciting and important inflection point given ACRES Capital’s acquisition of the Company’s management contract. We believe this transaction will result in an exciting and unique opportunity to create meaningful value for borrowers in the middle market and ultimately all stakeholders,” stated Exantas’s newly appointed Chief Executive Officer and President Mark Fogel. “Our lending platform focuses on building long-term borrower relationships that now creates a one-stop solution for flexible financing solutions in the middle-market. While challenges persist in the current environment, with an enhanced financial profile and access to a deep network of borrowers, we look forward to advancing our proven lending strategies in a manner that grows book value and earnings over time.”

Second Quarter Ended June 30, 2020 Results

•	GAAP net loss allocable to common shares was $36.0 million, or $(1.14) per share-diluted.
•	GAAP net loss allocable to common shares included $40.5 million, or $(1.28) per share-diluted, of non-cash provisions for credit losses.
•	Core Earnings were $7.5 million, or $0.24 per common share-diluted (see Schedule I).
•	GAAP book value was $6.01 per common share at June 30, 2020, as compared to $7.13 per common share at March 31, 2020.

Six Months Ended June 30, 2020 Results

•

GAAP net loss allocable to common shares was $235.1 million, or $(7.42) per share-diluted, as compared to GAAP net income allocable to common shares of $11.8 million, or $0.38 per share-diluted, for the six months ended June 30, 2020 and 2019, respectively.

•	GAAP net loss allocable to common shares included:
•

$180.3 million, or $(5.69) per share-diluted, of losses on the disposition of the Company’s commercial mortgage-backed securities (“CMBS”) portfolio financed with repurchase agreements and $6.0 million, or $(0.19) per share-diluted, of fair value adjustments on two CMBS investments that were not financed;

•	$56.6 million, or $(1.79) per share-diluted, of non-cash provisions for credit losses; and
•	$4.7 million, or $(0.15) per share-diluted, of fair value adjustments on the Company’s remaining commercial real estate (“CRE”) asset held for sale.
•

Core Earnings were $(165.4) million, or $(5.21) per common share-diluted. Core Earnings, adjusted for realized losses were $14.9 million, or $0.47 per common share-diluted, after a $180.3 million, or $(5.68) per common share-diluted, adjustment for the disposition of the Company’s CMBS portfolio and settlements of the repurchase agreements that financed this portfolio (see Schedule I).

Impact of COVID-19

The coronavirus (“COVID-19”) pandemic produced material and previously unforeseeable liquidity shocks to the real estate credit markets. In response, Exantas took various actions to preserve liquidity and reduce credit risk exposure on its balance sheet, including the:

•	Completion of the disposition of its CMBS portfolio and settlement of $175.9 million of CMBS repurchase agreements in April 2020.
•

Termination of interest rate swaps on the CMBS portfolio, which had unrealized losses of $11.8 million recorded in equity at the time of termination in April 2020, of which $475,000 was recognized in the second quarter of 2020. The losses will be amortized into earnings over the remaining lives of the underlying contracts, for over seven years.

•	Execution of short-term forbearance agreements and extensions on 11 CRE whole loans that provide payment timing relief to affected borrowers.
•	Reduction of the aggregate balance of the CRE loan warehouse financing facilities by $50.8 million ($36.5 million from CRE loan payoff proceeds and $14.3 million from available cash).
•	Entrance into a “Margin Holiday” agreement with its two largest CRE loan warehouse lenders through the end of August 2020.
•

Completion of separate definitive agreements with MassMutual and a fund managed by Oaktree for new capital commitments aggregating up to $375.0 million in conjunction with the ACRES acquisition, improving the liquidity profile of the Company and reducing the Company’s exposure to potential margin calls.

Additional Items

Commercial Real Estate

•	Substantially all of XAN’s $1.8 billion CRE loan portfolio comprises floating-rate senior whole loans at June 30, 2020.
•	Exantas’s CRE floating-rate whole loan portfolio had a weighted average spread of 3.41% over the weighted average one-month London Interbank Offered Rate (“LIBOR”) floor of 1.92% at June 30, 2020.
•	All but two of the Company’s CRE loans were current on debt service due through July 2020, including seven loans that are performing in accordance with forbearance agreements.
•

In June 2020, the Company sold one unlevered CRE whole loan for $17.4 million (approximately 95% of the par value), which resulted in a realized loss of $1.0 million recorded in the provision for credit losses during the three and six months ended June 30, 2020.

•	The Company received CRE loan payoffs and paydowns of $117.3 million and $207.5 million for the three and six months ended June 30, 2020, respectively.
•

Non-recourse, non-mark-to-market collateralized loan obligation financings comprised approximately $1.1 billion, or 82%, of the approximately $1.3 billion of outstanding asset-specific borrowings at July 31, 2020.

CECL Allowance

In January 2020, the Company adopted new accounting guidance that transitioned the allowance for credit losses to a current expected credit losses (“CECL”) model. The following table rolls forward XAN’s allowance for credit losses (in thousands):

Three Months Ended June 30, 2020
Allowance for credit losses at March 31, 2020	$20,641
Non-cash provision for credit losses at June 30, 2020	40,450
Allowance for credit losses at June 30, 2020 (1)	$61,091

(1)	Represents the total non-cash reserves currently on XAN’s consolidated balance sheet pursuant to CECL.

Liquidity

At July 31, 2020, the Company’s available liquidity was $164.9 million, which consisted of $89.9 million in unrestricted cash and cash equivalents and $75.0 million of availability under the Oaktree and MassMutual unsecured notes. In addition, the Company had unencumbered real estate assets of approximately $61.1 million.

Common Stock Book Value, Economic Book Value and Total Stockholders’ Equity

The following table rolls forward the Company’s common stock book value from March 31, 2020 to June 30, 2020 and reconciles common stock book value to economic book value, a non-GAAP measure, at June 30, 2020 (see Schedule IV) (in thousands, except per share data and amounts in footnotes):

	Total Amount	Per Share Amount
Common stock book value at March 31, 2020 (1)	$226,101	$7.13
Net loss allocable to common shares (2)	(35,987)	(1.13)
Change in other comprehensive income:
Derivatives	(140)	—
Impact to equity of share-based compensation	715	0.01
Total net decrease	(35,412)	(1.12)
Common stock book value at June 30, 2020 (1)(3)	$190,689	$6.01

Reconciling items in arriving at economic book value at June 30, 2020:
Non-cash 4.50% Convertible Senior Notes’ unamortized discounts	(6,708)	(0.21)
Series C Preferred Stock redemption value in excess of carrying value	(4,045)	(0.13)
Economic book value at June 30, 2020	$179,936	$5.67
(1)

Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 331,681 and 351,325 shares at June 30, 2020 and March 31, 2020, respectively. The denominators for the calculations are 31,726,811 and 31,690,736 at June 30, 2020 and March 31, 2020, respectively.

(2)

The per share amount is calculated with the denominator referenced in footnote (1) at June 30, 2020. Net loss per common share-diluted of $(1.14) is calculated using the weighted average diluted shares outstanding during the three months ended June 30, 2020.

(3)	Common stock book value is calculated as total stockholders’ equity of $306.6 million less preferred stock equity of $116.0 million at June 30, 2020.

Investment Portfolio

The following table summarizes the amortized cost and net carrying amount of the Company’s investment portfolio at June 30, 2020, classified by asset type (in thousands, except percentages and amounts in footnotes):

At June 30, 2020	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
Core Assets:
CRE whole loans, floating-rate (1)(2)	$1,722,751	$1,668,008	96.69%	5.33%
CRE mezzanine loan and preferred equity investments (1)(2)	31,613	25,265	1.46%	11.18%
CMBS, fixed-rate (3)	2,351	2,245	0.13%	4.33%
CRE whole loans, fixed-rate (4)	4,831	4,831	0.28%	4.44%
Total Core Assets	1,761,546	1,700,349	98.56%
Non-Core Assets:
Legacy CRE assets (5)(6)	36,994	24,716	1.44%	1.42%
Total Core and Non-Core Assets	$1,798,540	$1,725,065	100.00%
(1)	Net carrying amount includes a non-cash allowance for credit losses pursuant to CECL of $61.1 million at June 30, 2020.
(2)	Classified as CRE loans on the consolidated balance sheet.
(3)	Classified as investment securities available-for-sale on the consolidated balance sheet.
(4)	Classified as other assets on the consolidated balance sheet.
(5)

Includes one legacy CRE loan with an amortized cost of $11.5 million classified as a CRE loan on the consolidated balance sheet that entered technical default in June 2020. The Company intends to hold this loan until payoff.

(6)	Net carrying amount includes a lower of cost or market value adjustment at June 30, 2020.

Supplemental Information

The following schedules of reconciliations and supplemental information at June 30, 2020 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Core Earnings;
•	Schedule II - Summary of Securitization Performance Statistics;
•	Schedule III - Economic Book Value Per Share; and
•	Schedule IV - Supplemental Information.

Earnings Call Details

Exantas will host a live conference call on August 6, 2020 at 8:30 a.m. Eastern Time to discuss its second quarter 2020 operating results. The conference call can be accessed by dialing +1 (888) 895-3561 (U.S. domestic) or +1 (904) 685-6494 (International) with the passcode 2858441 or from the investor relations section of the Company’s website at https://exantas.investorroom.com/. For those unable to listen to the live conference call, a replay will be available on the Company’s website and telephonically from 11:30 a.m. Eastern Time on August 6, 2020 until 12:00 a.m. Eastern Time on August 14, 2020 by dialing +1 (855) 859-2056 (U.S. domestic) or +1 (404) 537-3406 (International), passcode 2858441.

About Exantas Capital Corp.

Exantas Capital Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. The Company is externally managed by ACRES Capital, LLC (the “Manager”), a subsidiary of ACRES Capital Corp.

For more information, please visit the Company’s website at www.exantas.com or contact investor relations at IR@exantas.com or ocouture@acrescap.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	the economic impact of the COVID-19 pandemic, including but not limited to:
•	the availability of debt and equity capital to acquire and finance investments;
•	defaults or bankruptcies by borrowers on the Company’s loans or on loans underlying its investments;
•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying the Company’s investments;
•	fluctuations in interest rates and related hedging activities;
•	increases in financing or administrative costs; and
•	general business and economic conditions that have in the past impaired and may in the future impair the credit quality of borrowers and the Company’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which the Company is subject, see Item 1A, “Risk Factors,” included in its Annual Report on Form 10-K for the year ended December 31, 2019 and the risks expressed in its other public filings with the Securities and Exchange Commission (the “SEC”).

The Company cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Furthermore, certain non-GAAP financial measures are discussed in this release. The Company’s presentation of this information is not intended to be considered in isolation of or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I and Schedule III of this release and can be accessed through the Company’s filings with the SEC at www.sec.gov.

The remainder of this release contains the Company’s unaudited (2020) and audited (2019) consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to Core Earnings, a summary of securitization performance statistics, a reconciliation of the Company’s common stock book value to its economic book value and supplemental information regarding the Company’s CRE loan portfolio.

Contact:

David J. Bryant

Chief Financial Officer

Exantas Capital Corp.

215-546-5005

IR@exantas.com

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$57,734	$79,958
Restricted cash	12,924	14,476
Accrued interest receivable	8,276	8,042
CRE loans	1,765,880	1,791,445
Less: allowance for credit losses	(61,091)	(1,460)
CRE loans, net	1,704,789	1,789,985
Investment securities available-for-sale	2,245	520,714
Principal paydowns receivable	45,099	19,517
Investments in unconsolidated entities	1,548	1,548
Derivatives, at fair value	—	30
Other assets	10,044	3,290
Assets held for sale	13,466	16,766
Total assets	$1,856,125	$2,454,326
LIABILITIES (2)
Accounts payable and other liabilities	$3,444	$3,408
Management fee payable	446	701
Accrued interest payable	3,314	4,408
Borrowings	1,536,090	1,872,577
Distributions payable	4,313	10,492
Derivatives, at fair value	77	4,558
Accrued tax liability	56	38
Liabilities held for sale	1,740	1,746
Total liabilities	1,549,480	1,897,928
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share; 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 32,058,492 and 31,880,594 shares issued and outstanding (including 331,681 and 420,962 of unvested restricted shares)	32	32
Additional paid-in capital	1,086,254	1,085,041
Accumulated other comprehensive (loss) income	(11,017)	1,821
Distributions in excess of earnings	(768,629)	(530,501)
Total stockholders’ equity	306,645	556,398
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,856,125	$2,454,326

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Continued)

(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
(1) Assets of consolidated variable interest entities (“VIEs”) included in total assets above:
Restricted cash	$12,575	$532
Accrued interest receivable	6,074	3,780
CRE loans, pledged as collateral	1,360,808	957,045
Principal paydowns receivable	45,099	19,239
Other assets	132	25
Total assets of consolidated VIEs	$1,424,688	$980,621
(2) Liabilities of consolidated VIEs included in total liabilities above:
Accounts payable and other liabilities	$135	$175
Accrued interest payable	656	897
Borrowings	1,117,391	746,439
Total liabilities of consolidated VIEs	$1,118,182	$747,511

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUES
Interest income:
CRE loans	$26,959	$30,388	$54,000	$57,731
Securities	272	6,591	6,421	12,966
Other	12	159	112	373
Total interest income	27,243	37,138	60,533	71,070
Interest expense	12,547	21,581	30,941	40,976
Net interest income	14,696	15,557	29,592	30,094
Other revenue	20	26	43	52
Total revenues	14,716	15,583	29,635	30,146
OPERATING EXPENSES
Management fees	1,327	2,251	3,444	4,334
Equity compensation	715	412	1,213	1,095
General and administrative	2,875	2,495	6,257	5,072
Depreciation and amortization	7	7	22	31
Provision for credit losses, net	41,472	170	57,621	1,195
Total operating expenses	46,396	5,335	68,557	11,727

	(31,680)	10,248	(38,922)	18,419
OTHER INCOME (EXPENSE)
Net realized and unrealized (loss) gain on investment securities available-for-sale and loans and derivatives	(982)	4	(186,339)	4
Fair value adjustments on financial assets held for sale	(927)	(1,300)	(4,718)	(1,402)
Other income	189	51	58	152
Total other expense	(1,720)	(1,245)	(190,999)	(1,246)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	(33,400)	9,003	(229,921)	17,173
Income tax benefit	—	—	—	—
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(33,400)	9,003	(229,921)	17,173
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(112)	—	(149)
NET (LOSS) INCOME	(33,400)	8,891	(229,921)	17,024
Net income allocated to preferred shares	(2,587)	(2,587)	(5,175)	(5,175)
NET (LOSS) INCOME ALLOCABLE TO COMMON SHARES	$(35,987)	$6,304	$(235,096)	$11,849
NET (LOSS) INCOME PER COMMON SHARE - BASIC:
CONTINUING OPERATIONS	$(1.14)	$0.20	$(7.42)	$0.38
DISCONTINUED OPERATIONS	—	—	—	—
TOTAL NET (LOSS) INCOME PER COMMON SHARE - BASIC	$(1.14)	$0.20	$(7.42)	$0.38
NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
CONTINUING OPERATIONS	$(1.14)	$0.20	$(7.42)	$0.38
DISCONTINUED OPERATIONS	—	—	—	—
TOTAL NET (LOSS) INCOME PER COMMON SHARE - DILUTED	$(1.14)	$0.20	$(7.42)	$0.38
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	31,705,709	31,438,247	31,665,956	31,409,063
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,705,709	31,656,180	31,665,956	31,594,046

SCHEDULE I

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO CORE EARNINGS

(unaudited)

Core Earnings is a non-GAAP financial measure that the Company uses to evaluate its operating performance.

Core Earnings exclude the effects of certain transactions and GAAP adjustments that the Company believes are not indicative of its current CRE loan portfolio and other CRE-related investments and operations. Core Earnings exclude income (loss) from all non-core assets, such as commercial finance, middle market lending, residential mortgage lending, certain legacy CRE assets and other non-CRE assets designated as assets held for sale at the initial measurement date of December 31, 2016.

Core Earnings, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for credit losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets,(1)(2) (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. Core Earnings may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.

Although pursuant to the Fourth Amended and Restated Management Agreement the Company calculates incentive compensation using Core Earnings that exclude incentive compensation payable to the Manager, the Company includes incentive compensation payable to the Manager in calculating Core Earnings for reporting purposes.

Core Earnings allocable to common shares, adjusted (“Core Earnings Adjusted”) is a non-GAAP financial measure used to evaluate the Company’s operating performance. Core Earnings Adjusted exclude certain non-recurring items and the results of certain transactions that are not indicative of the Company’s ongoing operating performance.

Core Earnings and Core Earnings Adjusted do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or as measures of liquidity under GAAP. The Company’s methodology for calculating Core Earnings and Core Earnings Adjusted may differ from methodologies used by other companies to calculate similar supplemental performance measures, and, accordingly, its reported Core Earnings and Core Earnings Adjusted may not be comparable to similar performance measures used by other companies.

The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Core Earnings allocable to common shares and Core Earnings allocable to common shares, adjusted for the periods presented (in thousands, except per share data and the amount in the footnotes):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income allocable to common shares - GAAP	$(35,987)	$6,304	$(235,096)	$11,849

Reconciling items from continuing operations:
Non-cash equity compensation expense	715	412	1,213	1,095
Non-cash provision for CRE credit losses	40,450	170	56,599	1,195
Unrealized loss on core activities (3)	839	—	6,036	—
Non-cash amortization of discounts or premiums associated with borrowings	719	702	1,430	1,385
Net realized gain on non-core assets (1)(2)	—	(7)	—	(15)
Net income from non-core assets (2)	(6)	31	(33)	26

Reconciling items from discontinued operations and CRE loans:
Net interest income on legacy CRE loans	(157)	(183)	(318)	(416)
Fair value adjustments on legacy CRE loans	927	1,300	4,718	1,402
Loss from discontinued operations, net of taxes	13	112	58	149
Core Earnings allocable to common shares	7,513	8,841	(165,393)	16,670

Reconciling items in arriving at Core Earnings allocable to common shares, adjusted:
Loss on disposition of CMBS	—	—	180,315	—
Core Earnings allocable to common shares, adjusted	$7,513	$8,841	$14,922	$16,670

Weighted average common shares - diluted on Core Earnings allocable to common shares	31,723	31,656	31,666	31,594
Weighted average common shares - diluted on Core Earnings allocable to common shares, adjusted	31,723	31,656	31,727	31,594

Core Earnings per common share - diluted	$0.24	$0.28	$(5.21)	$0.53
Core Earnings per common share, adjusted - diluted	$0.24	$0.28	$0.47	$0.53
(1)	Net realized gain on non-core assets is a component of net income or loss from non-core assets.
(2)

Non-core assets are investments and securities owned by the Company at the initial measurement date in (i) commercial finance, (ii) middle market lending, (iii) residential mortgage lending, (iv) legacy CRE assets and (v) other non-CRE assets included in assets held for sale.

(3)	Substantially comprises the change in unrealized losses on two unencumbered CMBS investments that had an unrealized loss of $6.0 million at June 30, 2020.

SCHEDULE II

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS

(unaudited)

Distributions, Coverage Tests and Liquidations

The following table sets forth the distributions received by the Company and coverage test summaries for its active securitizations for the periods presented (in thousands):

	Cash Distributions		Overcollateralization Cushion (1)
Name	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019	At June 30, 2020	At the Initial Measurement Date	End of Designated Principal Reinvestment Period
XAN 2018-RSO6 (2)	$4,657	$17,959	$82,175	$25,731	December 2020
XAN 2019-RSO7 (2)	$10,751	$10,672	$37,318	$34,341	April 2022
XAN 2020-RSO8 (2)	$3,967	$—	$26,146	$26,146	March 2023
(1)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the minimum amount required.
(2)

The designated principal reinvestment period for Exantas Capital Corp. 2018-RSO6, Ltd., Exantas Capital Corp. 2019-RSO7, Ltd. and Exantas Capital Corp. 2020-RSO8, Ltd. is the period in which principal repayments can be utilized to purchase loans held outside of the respective securitization that represent the funded commitments of existing collateral in the respective securitization that were not funded as of the date the respective securitization was closed. Additionally, the indenture for each securitization does not contain any interest coverage test provisions.

The following table sets forth the distributions received by the Company and liquidation details for its liquidated securitizations for the periods presented (in thousands):

	Cash Distributions		Liquidation Details
Name	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019	Liquidation Date	Remaining Assets at the Liquidation Date (1)
RCC 2017-CRE5	$—	$12,551	July 2019	$112,753
Whitney CLO I, Ltd. (2)	$—	$68	January 2019	$—
Apidos CDO I, Ltd. (3)	$—	$708	October 2014	$—

(1)	The remaining assets at the liquidation date were distributed to the Company in exchange for its preference shares and equity notes in the securitization.
(2)	Whitney CLO I, Ltd. was substantially liquidated in September 2013.
(3)	Apidos CDO I, Ltd. was substantially liquidated in October 2014.

SCHEDULE III

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

ECONOMIC BOOK VALUE PER SHARE

(unaudited)

Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders’ equity and common stock book value because it adjusts GAAP common stock book value to account for the face redemption amounts of the Company’s outstanding preferred stock and convertible senior notes. The following table reconciles the Company’s common stock book value per share to its economic book value per share at the dates presented:

	At June 30, 2020	At March 31, 2020	At December 31, 2019	At September 30, 2019	At June 30, 2019
Common stock book value	$6.01	$7.13	$14.00	$14.12	$14.06
Non-cash 4.50% Convertible Senior Notes' unamortized discount	(0.21)	(0.23)	(0.26)	(0.28)	(0.30)
Preferred stock redemption values in excess of carrying values	(0.13)	(0.13)	(0.13)	(0.13)	(0.13)
Economic book value	$5.67	$6.77	$13.61	$13.71	$13.63

SCHEDULE IV

EXANTAS CAPITAL CORP. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Certain Loan Statistics

The following table presents information on the Company’s allowance for credit losses, which excludes fair value adjustments on a legacy CRE asset classified as assets held for sale, at the dates indicated (dollars in thousands, percentages based on amortized cost):

	June 30, 2020	December 31, 2019
	(unaudited)
Allowance for credit losses:
CRE whole loans	$54,743	$1,460
CRE mezzanine loan	605	—
CRE preferred equity investments	5,743	—
Total allowance for credit losses (1)	$61,091	$1,460
Allowance as a percentage of total loans	3.4%	0.1%

(1)	Represents the total non-cash reserves currently on the Company’s consolidated balance sheet pursuant to CECL at June 30, 2020.

The following table presents unaudited CRE loan portfolio statistics at June 30, 2020, excluding a legacy CRE asset classified as held for sale (percentages based on carrying value at June 30, 2020):

Loan type:
Whole loans	98.6%
Preferred equity investments	1.2%
Mezzanine loan	0.2%
Total	100.0%

Collateral type:
Multifamily	58.4%
Office	13.0%
Hotel	10.1%
Self-Storage	7.7%
Retail	6.8%
Manufactured Housing	3.3%
Industrial	0.7%
Total	100.0%

Collateral by NCREIF U.S. region:
Southwest (1)	19.5%
Mountain (2)	19.4%
Southeast (3)	17.0%
Pacific (4)	13.9%
Mid Atlantic (5)	12.6%
Northeast (6)	11.8%
East North Central	5.4%
West North Central	0.4%
Total	100.0%
(1)	CRE loans in Texas represent 18.8% of the total loan portfolio.
(2)	CRE loans in Arizona and Nevada represent 7.9% and 7.5%, respectively, of the total loan portfolio.
(3)	CRE loans in Florida and Georgia represent 9.0% and 7.3%, respectively, of the total loan portfolio.
(4)	CRE loans in California represent 12.4% of the total loan portfolio.
(5)	CRE loans in South Carolina represent 5.5% of the total loan portfolio.
(6)	CRE loans in New York represent 6.9% of the total loan portfolio.